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                                                                    Exhibit 23a




                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option and Restricted Stock Plan of 1994 of Brown Group, Inc. of our reports dated March 2, 1995 with respect to the consolidated financial statements of Brown Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended January 28, 1995 and the related financial statement schedules included therein, as filed with the Securities and Exchange Commission.



/s/  ERNST & YOUNG LLP
- -------------------------
  Ernst & Young LLP


St. Louis, Missouri
April 21, 1995